UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2003
                                                  -----------

                           EMC INSURANCE GROUP INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Iowa                          0-10956              42-623455
-------------------------------        ------------      --------------------
(State or other jurisdiction of        (Commission       (I.R.S. Employer
         incorporation)                File Number)       Identification No.)


 717 Mulberry Street, Des Moines, Iowa                           50309
---------------------------------------                       ----------
(Address of principal executive office)                       (Zip Code)


                                (515) 280-2902
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Item 9.  Regulation FD Disclosure

     On May 1, 2003, EMC Insurance Group Inc. issued the following press release announcing the first quarter of 2003 financial results and Employers Mutual additional stock purchase program:

EMC INSURANCE GROUP INC. REPORTS 2003
FIRST QUARTER RESULTS AND EMPLOYERS MUTUAL
CASUALTY COMPANY, MAJORITY SHAREHOLDER,
ANNOUNCES ADDITIONAL STOCK PURCHASE PROGRAM
TO MAINTAIN 80 PERCENT OWNERSHIP THRESHOLD

DES MOINES, Iowa (May 1, 2003)- EMC Insurance Group Inc.
(Nasdaq/NM:EMCI) today reported operating income of $0.67 per share for the first quarter ended March 31, 2003 compared to operating income of $0.31 per share for the first quarter of 2002.(1) Net income, including realized investment losses/gains, totaled $6,446,000 ($0.57 per share) for the first quarter of 2003 compared to $3,690,000 ($0.33 per share) for the first quarter of 2002.

Premiums earned increased 17.3 percent to $80,382,000 for the three months ended March 31, 2003 from $68,509,000 for the same period in 2002. This increase is primarily attributed to rate increases that were implemented during the last two years in the property and casualty insurance business and growth and improved pricing in the assumed reinsurance business. The Company continued to implement rate increases in the property and casualty insurance business during the first three months of 2003 and additional rate increases are anticipated for the remainder of 2003. These rate increases will be targeted to specific territories and lines of business and will generally be relatively modest compared to the rate increases implemented during the past several months.

Catastrophe and storm losses increased slightly to $1,087,000 ($0.06 per share after tax) in the first quarter of 2003 compared to $883,000 ($0.05 per share after tax) for the first quarter of 2002.

"The first quarter of 2003 was our most profitable first quarter ever," stated President and CEO Bruce G. Kelley. "We are thrilled that improved pricing, prudent risk selection and careful claim management combined to produce these excellent results."

Net realized investment losses totaled $1,750,000 ($0.10 per share after tax) for the first quarter of 2003. Included in this amount is $1,567,000 of investment impairment losses recognized on the Company's equity portfolio and $4,342,000 of losses stemming from the sale of American Airlines and United Airlines bonds whose carrying values were no longer supported by the collateral backing these bonds. In addition, the Company's equity managers recognized $2,689,000 of losses on the sale of equity securities as they rebalanced the Company's equity portfolio to enhance future returns. These losses were largely offset by $6,854,000 of gains recognized on the sale of certain bond investments.

The Company's GAAP combined ratio was 94.8 percent in the first quarter of 2003 compared to 103.8 percent in the first quarter of 2002. Net book value of the Company's stock as of March 31, 2003 was $14.31 per share, an increase from $13.84 per share at December 31, 2002.

On April 9, 2003, Employers Mutual Casualty Company (Employers Mutual) announced that it would purchase up to 30,000 shares of the Company's common stock on the open market to maintain the 80 percent ownership threshold that it recently obtained. Due to a large number of option exercises by its employees, which result in the issuance of new shares of common stock, Employers Mutual has notified the Company that it will purchase up to an additional 30,000 shares of the Company's common stock on the open market in order to maintain the 80 percent ownership threshold.

EMC Insurance Group Inc., the publicly-held insurance holding company of
EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty insurance entities in Iowa and among the top 60 insurance entities nationwide. For more information, visit our website www.emcinsurance.com.
--------------------

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rate agency actions and other risks and uncertainties inherent to the Company's business.


(1) The Company uses a non-GAAP financial measure called "operating income" that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non_GAAP financial measure to the U.S. GAAP financial measure of net income in the Summary of Consolidated Financial Data schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

                    Summary of Consolidated Financial Data

                               Three months ended
                                  March 31,
                            -----------------------
                                2003        2002
                            ----------- -----------
Premiums earned .......... $80,381,898 $68,509,392
Investment income ........   7,846,924   8,258,711
Other income .............     167,830     117,112
                            ----------- -----------
Total revenues ...........  88,396,652  76,885,215

Losses and expenses ......  77,103,391  71,686,811
                           ----------- -----------
Operating income before
  income tax expense .....  11,293,261   5,198,404

Income tax expense .......   3,710,223   1,685,274
                           ----------- -----------
  Operating income after
    income tax expense ...   7,583,038   3,513,130
                           ----------- -----------
Realized investment
  (losses) gains .........  (1,749,785)    271,919

Income tax (benefit)
  expense ................    (612,425)     95,172
                           ----------- -----------
  Net realized investment
    (losses) gains .......  (1,137,360)    176,747
                           ----------- -----------
Net income ............... $ 6,445,678 $ 3,689,877
                           =========== ===========
Operating income per share
  basic and diluted ...... $       .67 $       .31
                           =========== ===========
Net income per share
  basic and diluted ...... $       .57 $       .33
                           =========== ===========

Dividends per common share $       .15 $       .15
                           =========== ===========

Average number of shares
  outstanding -
  basic and diluted ......  11,403,353  11,341,184
                           =========== ===========

                              Balance Sheet
                                                     March 31,   December 31,
                                                       2003          2002
ASSETS                                             ------------  ------------
Investments:
  Fixed maturities:
    Securities held-to-maturity, at amortized cost
      (fair value $24,042,965 and $61,639,037) ... $ 21,476,624  $ 55,033,675
    Securities available-for-sale, at fair value
      (amortized cost $386,938,234 and
      $459,844,928) ..............................  409,847,112   485,855,966
  Fixed maturity securities on loan:
    Securities held-to-maturity, at amortized cost
      (fair value $34,037,584 and $0) ............   30,493,983             -
    Securities available-for-sale, at fair value
      (amortized cost $60,640,191 and $0) ........   61,466,503             -
  Equity securities available-for-sale, at fair
    value (cost $34,445,964 and $38,444,030) .....   34,184,153    34,596,985
  Other long-term investments, at cost ...........    3,533,273     3,057,000
  Short-term investments, at cost ................   44,259,595    29,650,230
                                                   ------------  ------------
           Total investments .....................  605,261,243   608,193,856

Balances resulting from related party transactions
  with Employers Mutual:
    Reinsurance receivables ......................   11,274,401    11,582,136
    Prepaid reinsurance premiums .................    3,641,568     2,442,899
    Intangible asset, defined benefit
      retirement plan ............................    1,411,716     1,411,716
    Other assets .................................    4,226,720     1,331,816
    Indebtedness of related party ................    1,237,689             -

Cash .............................................    1,460,420      (119,097)
Accrued investment income ........................    7,350,209     9,179,555
Accounts receivable (net of allowance for
  uncollectible accounts of $7,297 and $7,297) ...      328,928       772,944
Income taxes recoverable .........................            -       213,504
Deferred policy acquisition costs ................   25,520,400    24,926,861
Deferred income taxes ............................   12,417,271    13,986,172
Goodwill, at cost less accumulated amortization
  of $2,616,234 and $2,616,234 ...................      941,586       941,586
Securities lending collateral ....................   98,037,048             -
                                                   ------------  ------------
           Total assets .......................... $773,109,199  $674,863,948
                                                   ============  ============
LIABILITIES
Balances resulting from related party transactions
  with Employers Mutual:
    Losses and settlement expenses ............... $330,659,539  $331,226,753
    Unearned premiums ............................  119,643,383   115,746,814
    Other policyholders' funds ...................      873,577     1,035,622
    Surplus notes payable ........................   36,000,000    36,000,000
    Indebtedness to related party ................            -     3,304,539
    Employee retirement plans ....................   10,492,291    10,014,349
    Other liabilities ............................   12,800,676    19,767,507

Income taxes payable .............................    1,273,666             -
Securities lending obligation ....................   98,037,048             -
                                                   ------------  ------------
       Total liabilities .........................  609,780,180   517,095,584
                                                   ------------  ------------


STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
  shares; issued and outstanding, 11,410,913
  shares in 2003 and 11,399,050 shares in 2002 ...   11,410,913    11,399,050
Additional paid-in capital .......................   67,470,088    67,270,591
Accumulated other comprehensive income ...........   15,069,430    14,218,330
Retained earnings ................................   69,378,588    64,880,393
                                                   ------------  ------------
       Total stockholders' equity ................  163,329,019   157,768,364
                                                   ------------  ------------
       Total liabilities and stockholders' equity  $773,109,199  $674,863,948
                                                   ============  ============

                                    Segment Information

                            Property
Three Months Ended        and casualty                 Parent
March 31, 2003              insurance   Reinsurance   company    Consolidated
-----------------         ------------ ------------ ------------ ------------
Premiums earned ......... $ 59,205,804 $ 21,176,094 $          - $ 80,381,898
Losses and expenses .....   54,735,713   21,473,164            -   76,208,877
                          ------------ ------------ ------------ ------------
Underwriting gain (loss)     4,470,091     (297,070)           -    4,173,021

Net investment income ...    5,550,937    2,245,755       50,232    7,846,924
Other income ............      167,830            -            -      167,830
Interest expense ........      339,987      145,979            -      485,966
Other expenses ..........      277,184            -     (131,364      408,548
                          ------------ ------------ ------------ ------------
Operating income (loss)
  before income tax
  expense (benefit) .....    9,571,687    1,802,706      (81,132)  11,293,261

Realized investment
   losses ...............   (1,358,914)    (390,871)           -   (1,749,785)
                          ------------ ------------ ------------ ------------
Income (loss) before
  income tax expense
  (benefit) ............. $  8,212,773 $  1,411,835 $    (81,132)$  9,543,476
                          ============ ============ ============ ============

                            Property
Three Months Ended        and casualty                 Parent
March 31, 2002              insurance   Reinsurance   company    Consolidated
-----------------         ------------ ------------ ------------ ------------
Premiums earned ......... $ 52,443,570 $ 16,065,822 $          - $ 68,509,392
Losses and expenses .....   53,633,572   17,463,866            -   71,097,438
                          ------------ ------------ ------------ ------------
Underwriting loss .......   (1,190,022)  (1,398,044)           -   (2,588,046)

Net investment income ...    6,007,617    2,219,379       31,715    8,258,711
Other income ............      117,112            -            -      117,112
Interest expense ........      331,644            -            -      331,644
Other expenses ..........      151,228            -      106,501      257,729
                          ------------ ------------ ------------ ------------
Operating income (loss)
  before income tax
  expense (benefit) .....    4,451,855      821,335      (74,786)   5,198,404

Realized investment gains      248,960       22,959            -      271,919
                          ------------ ------------ ------------ ------------
Income (loss) before
  income tax expense
  (benefit) ............. $  4,700,815 $    844,294 $    (74,786)$  5,470,323
                          ============ ============ ============ ============


                                           Three Months ended
                                                March 31,
                                       --------------------------
Written premiums                           2003           2002
                                       -----------    -----------
Property & casualty insurance ........ $60,022,622    $54,843,250

Reinsurance ..........................  23,301,452     17,296,985
                                       -----------    -----------
Total                                  $83,324,074    $72,140,235
                                       ===========    ===========

                                               March 31,
Other data:                              2003              2002
--------------------------------------------------------------------
Book Value Per Share ..............      $14.31            $12.19
Price to Book Value ...............        1.32x             1.63x

Common stock price:
     High .........................      $19.45            $19.90
     Low ..........................      $15.50            $15.95
     Close ........................      $18.90            $19.89
Effective tax rate ................       32.5%             32.5%


         Annualized Data
-----------------------------------
Net income as a percent of
  beginning stockholders' equity ..       16.3%             10.5%
Average ROE .......................       16.1%             10.6%
P/E Multiple (price/last 4 qtrs) ..       11.4x           (497.3x)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EMC INSURANCE GROUP INC.
                                    Registrant


                                    /s/ Bruce G. Kelley
                                    -------------------------
                                    Bruce G. Kelley
                                    President & Chief Executive Officer


                                    /s/ Mark E. Reese
                                    -------------------------
                                    Mark E. Reese,
                                    Vice President & Chief Financial Officer
May 1, 2003